UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock: Par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2024, Azitra, Inc. (“Company”) filed with the Delaware Secretary of State an amendment (“Amendment”) to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of its common stock on a one-for-thirty (1:30) basis. A copy of the Amendment is attached as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 27, 2024, the Company held a Special Meeting of Stockholders for the purpose of approving and adopting an Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding shares of its common stock, at a specific ratio, ranging from one-for-two (1:2) to one-for-thirty (1:30), with the exact ratio within such range to be determined by the Board of Directors of the Company.

The Company’s stockholders approved the Amendment, with shares (calculated on a pre-split basis) voted as follows:

For	15,170,007
Against	1,848,647
Abstain	149,754

There were no broker non-votes on the approval of the Amendment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 3.1	Amendment to the Company’s Amended and Restated Certificate of Incorporation.	Incorporated by reference from the Registrant’s Registration Statement on Form S-3 filed on July 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA , INC.

Dated: July 3, 2024	/s/ Francisco D. Salva
Francisco D. Salva
Chief Executive Officer